Exhibit (99)(a)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

As of December 31, 2003 and 2002, and

For the Three Years Ended December 31, 2003

The “Bank” as noted herein refers to Wachovia Bank, National Association.

INDEPENDENT AUDITORS’ REPORT ON SUPPLEMENTARY

CONSOLIDATING FINANCIAL INFORMATION

The Board of Directors

Wachovia Corporation

We have audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated financial statements of Wachovia Corporation and subsidiaries as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003, and have issued our report thereon dated February 27, 2004. Our unqualified audit report on the consolidated financial statements of Wachovia Corporation and subsidiaries dated February 27, 2004, refers to the fact that effective July 1, 2001, Wachovia Corporation adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. The remaining provisions of SFAS No. 142 were adopted on January 1, 2002. Also as discussed in Note 1 to the consolidated financial statements, effective January 1, 2002, Wachovia Corporation adopted the fair value provisions of SFAS No. 123, Accounting for Stock-Based Compensation, effective for grants made in 2002. Lastly, as discussed in Note 1 to the consolidated financial statements, in 2003 Wachovia Corporation adopted the provisions of SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Liabilities and Equity, and Financial Accounting Standards Board Interpretation (“FIN”) No. 46, Consolidation of Variable Interest Entities.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements of Wachovia Corporation and subsidiaries taken as a whole. The accompanying supplementary consolidating financial information as of December 31, 2003 and 2002, and for each of years in the three-year period ended December 31, 2003, is presented for purposes of additional analysis of the consolidated financial statements rather than to present the financial position, results of operations and cash flows of the individual companies. The supplementary consolidating financial information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/    KPMG LLP

Charlotte, North Carolina

March 11, 2004

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$12,097	(618)	11,479
Interest-bearing bank balances	700	1,608	2,308
Federal funds sold and securities purchased under resale agreements	5,131	19,594	24,725

Total cash and cash equivalents	17,928	20,584	38,512

Trading account assets	24,824	9,890	34,714
Securities	97,451	2,994	100,445
Loans, net of unearned income	175,936	(10,365)	165,571
Allowance for loan losses	(2,434)	(70)	(2,504)

Loans, net	173,502	(10,435)	163,067

Premises and equipment	3,748	871	4,619
Due from customers on acceptances	854	—	854
Goodwill	9,538	1,611	11,149
Intangible assets	1,537	(294)	1,243
Other assets	24,159	22,270	46,429

Total assets	$353,541	47,491	401,032

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	14,846	33,837	48,683
Interest-bearing deposits	210,982	(38,440)	172,542

Total deposits	225,828	(4,603)	221,225
Short-term borrowings	44,795	26,495	71,290
Bank acceptances outstanding	876	—	876
Trading account liabilities	15,073	4,111	19,184
Other liabilities	12,100	4,689	16,789
Long-term debt	22,179	14,551	36,730

Total liabilities	320,851	45,243	366,094

Minority interest	2,301	209	2,510

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	3,919	4,374
Paid-in capital	24,216	(6,405)	17,811
Retained earnings	4,415	4,489	8,904
Accumulated other comprehensive income, net	1,303	36	1,339

Total stockholders’ equity	30,389	2,039	32,428

Total liabilities and stockholders’ equity	$353,541	47,491	401,032

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

	December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$12,934	(670)	12,264
Interest-bearing bank balances	547	2,965	3,512
Federal funds sold and securities purchased under resale agreements	3,797	5,363	9,160

Total cash and cash equivalents	17,278	7,658	24,936

Trading account assets	26,479	6,676	33,155
Securities	71,240	4,564	75,804
Loans, net of unearned income	167,905	(4,808)	163,097
Allowance for loan losses	(2,783)	(15)	(2,798)

Loans, net	165,122	(4,823)	160,299

Premises and equipment	3,265	1,638	4,903
Due from customers on acceptances	1,051	—	1,051
Goodwill	9,512	1,368	10,880
Intangible assets	1,789	(235)	1,554
Other assets	23,134	6,123	29,257

Total assets	$318,870	22,969	341,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	30,980	13,660	44,640
Interest-bearing deposits	166,876	(19,998)	146,878

Total deposits	197,856	(6,338)	191,518
Short-term borrowings	32,848	8,325	41,173
Bank acceptances outstanding	1,061	—	1,061
Trading account liabilities	19,866	3,034	22,900
Other liabilities	11,475	1,469	12,944
Long-term debt	23,655	16,007	39,662

Total liabilities	286,761	22,497	309,258

Minority interest	1,327	(824)	503

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	4,069	4,524
Paid-in capital	24,036	(5,966)	18,070
Retained earnings	4,163	3,186	7,349
Accumulated other comprehensive income, net	2,128	7	2,135

Total stockholders’ equity	30,782	1,296	32,078

Total liabilities and stockholders’ equity	$318,870	22,969	341,839

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$9,762	(255)	9,507
Interest and dividends on securities	3,698	130	3,828
Trading account interest	412	312	724
Other interest income	361	660	1,021

Total interest income	14,233	847	15,080

INTEREST EXPENSE
Interest on deposits	2,393	(33)	2,360
Interest on borrowings	1,604	509	2,113

Total interest expense	3,997	476	4,473

Net interest income	10,236	371	10,607
Provision for loan losses	485	101	586

Net interest income after provision for loan losses	9,751	270	10,021

FEE AND OTHER INCOME
Service charges and fees	1,858	852	2,710
Commissions	655	1,700	2,355
Fiduciary and asset management fees	665	1,593	2,258
Principal investing	(164)	25	(139)
Other income	3,406	(1,196)	2,210

Total fee and other income	6,420	2,974	9,394

NONINTEREST EXPENSE
Salaries and employee benefits	4,527	3,181	7,708
Occupancy and equipment	1,479	393	1,872
Other intangible amortization	506	12	518
Sundry expense	3,463	(369)	3,094

Total noninterest expense	9,975	3,217	13,192

Minority interest in income of consolidated subsidiaries	—	143	143

Income before income taxes and cumulative effect of a change in accounting principle	6,196	(116)	6,080
Income taxes	1,827	6	1,833

Income before cumulative effect of a change in accounting principle	4,369	(122)	4,247
Cumulative effect of a change in accounting principle, net of income taxes	—	17	17

Net income	4,369	(105)	4,264
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$4,369	(110)	4,259

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$10,533	(237)	10,296
Interest and dividends on securities	3,516	159	3,675
Trading account interest	391	320	711
Other interest income	250	700	950

Total interest income	14,690	942	15,632

INTEREST EXPENSE
Interest on deposits	3,491	(61)	3,430
Interest on borrowings	1,611	636	2,247

Total interest expense	5,102	575	5,677

Net interest income	9,588	367	9,955
Provision for loan losses	1,451	28	1,479

Net interest income after provision for loan losses	8,137	339	8,476

FEE AND OTHER INCOME
Service charges and fees	1,988	655	2,643
Commissions	795	988	1,783
Fiduciary and asset management fees	658	1,227	1,885
Principal investing	(177)	(89)	(266)
Other income	2,773	(945)	1,828

Total fee and other income	6,037	1,836	7,873

NONINTEREST EXPENSE
Salaries and employee benefits	4,218	2,379	6,597
Occupancy and equipment	1,366	366	1,732
Other intangible amortization	626	2	628
Sundry expense	3,476	(757)	2,719

Total noninterest expense	9,686	1,990	11,676

Minority interest in income of consolidated subsidiaries	—	6	6

Income before income taxes	4,488	179	4,667
Income taxes	999	89	1,088

Net income	3,489	90	3,579
Dividends on preferred stock	—	19	19

Net income available to common stockholders	$3,489	71	3,560

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

	Year Ended December 31, 2001
(in millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$9,856	3,905	13,761	(3,224)	10,537
Interest and dividends on securities	3,254	450	3,704	(170)	3,534
Trading account interest	505	3	508	252	760
Other interest income	311	43	354	915	1,269

Total interest income	13,926	4,401	18,327	(2,227)	16,100

INTEREST EXPENSE
Interest on deposits	4,600	1,361	5,961	(1,217)	4,744
Interest on borrowings	2,461	616	3,077	504	3,581

Total interest expense	7,061	1,977	9,038	(713)	8,325

Net interest income	6,865	2,424	9,289	(1,514)	7,775
Provision for loan losses	1,767	638	2,405	(458)	1,947

Net interest income after provision for loan losses	5,098	1,786	6,884	(1,056)	5,828

FEE AND OTHER INCOME
Service charges and fees	1,476	495	1,971	196	2,167
Commissions	577	142	719	763	1,482
Fiduciary and asset management fees	564	213	777	948	1,725
Principal investing	(351)	(4)	(355)	(352)	(707)
Other income	1,872	967	2,839	(1,210)	1,629

Total fee and other income	4,138	1,813	5,951	345	6,296

NONINTEREST EXPENSE
Salaries and employee benefits	3,146	1,098	4,244	1,566	5,810
Occupancy and equipment	1,123	303	1,426	183	1,609
Goodwill and other intangible amortization	240	272	512	11	523
Sundry expense	2,528	929	3,457	(1,569)	1,888

Total noninterest expense	7,037	2,602	9,639	191	9,830

Minority interest in income of consolidated subsidiaries	—	—	—	1	1

Income before income taxes	2,199	997	3,196	(903)	2,293
Income taxes	564	350	914	(240)	674

Net income	1,635	647	2,282	(663)	1,619
Dividends on preferred stock	—	—	—	6	6

Net income available to common stockholders	$1,635	647	2,282	(669)	1,613

(a)	“FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
COMMON STOCK
Balance December 31, 2002	$455	4,069	4,524
Purchases of common stock	—	(195)	(195)
Common stock issued for
Stock options and restricted stock	—	45	45

Balance, December 31, 2003	455	3,919	4,374

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(799)	(799)
Common stock issued for
Stock options and restricted stock	—	417	417
Acquisitions	180	(180)	—
Deferred compensation, net	—	123	123

Balance, December 31, 2003	24,216	(6,405)	17,811

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	4,369	(105)	4,264
Purchases of common stock	—	(1,263)	(1,263)
Changes incident to business combinations	(43)	267	224
Cash dividends	(4,074)	2,404	(1,670)

Balance, December 31, 2003	4,415	4,489	8,904

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	(825)	29	(796)

Balance, December 31, 2003	1,303	36	1,339

Total Stockholders’ Equity December 31, 2003	$30,389	2,039	32,428

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2001	$161	(144)	17
Changes incident to business combinations	(161)	161	—
Cash dividends	—	(17)	(17)

Balance, December 31, 2002	—	—	—

COMMON STOCK
Balance, December 31, 2001	455	4,084	4,539
Purchases of common stock	—	(51)	(51)
Common stock issued for
Stock options and restricted stock	—	31	31
Acquisitions	—	5	5

Balance, December 31, 2002	455	4,069	4,524

PAID-IN CAPITAL
Balance, December 31, 2001	13,302	4,609	17,911
Purchases of common stock	—	(210)	(210)
Common stock issued for
Stock options and restricted stock	—	177	177
Acquisitions	10,734	(10,688)	46
Deferred compensation, net	—	146	146

Balance, December 31, 2002	24,036	(5,966)	18,070

RETAINED EARNINGS
Balance, December 31, 2001	1,847	3,704	5,551
Net income	3,489	90	3,579
Purchases of common stock	—	(413)	(413)
Changes incident to business combinations	206	(206)	—
Cash dividends	(1,379)	11	(1,368)

Balance, December 31, 2002	4,163	3,186	7,349

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2001	368	69	437
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	1,760	(62)	1,698

Balance, December 31, 2002	2,128	7	2,135

Total Stockholders’ Equity December 31, 2002	$30,782	1,296	32,078

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

	Year Ended December 31, 2001
(In millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2000	$161	—	161	(161)	—
Preferred shares issued	—	—	—	23	23
Cash dividends	—	—	—	(6)	(6)

Balance, December 31, 2001	161	—	161	(144)	17

COMMON STOCK
Balance, December 31, 2000	455	51	506	2,761	3,267
Purchases of common stock	—	—	—	(103)	(103)
Common stock issued for
Stock options and restricted stock	—	—	—	11	11
Dividend reinvestment plan	—	—	—	6	6
Acquisitions	—	—	—	1,358	1,358
Other	—	2	2	(2)	—

Balance, December 31, 2001	455	53	508	4,031	4,539

PAID-IN CAPITAL
Balance, December 31, 2000	13,306	2,305	15,611	(9,339)	6,272
Purchases of common stock	—	—	—	(124)	(124)
Common stock issued for
Stock options and restricted stock	—	—	—	81	81
Dividend reinvestment plan	—	—	—	52	52
Acquisitions	—	—	—	11,453	11,453
Stock options issued in acquisition	—	—	—	187	187
Changes incident to business combinations	(4)	11,040	11,036	(11,036)	—
Deferred compensation, net	—	—	—	(10)	(10)

Balance, December 31, 2001	13,302	13,345	26,647	(8,736)	17,911

RETAINED EARNINGS
Balance, December 31, 2000	1,467	4,192	5,659	362	6,021
Net income	1,635	647	2,282	(663)	1,619
Purchases of common stock	—	—	—	(1,057)	(1,057)
Changes incident to business combinations	(5)	(4,629)	(4,634)	4,634	—
Cash dividends	(1,250)	—	(1,250)	218	(1,032)

Balance, December 31, 2001	1,847	210	2,057	3,494	5,551

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2000	(185)	31	(154)	(59)	(213)
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain on derivative financial instruments	553	32	585	65	650

Balance, December 31, 2001	368	63	431	6	437

Total Stockholders’ Equity December 31, 2001	$16,133	13,671	29,804	(1,349)	28,455

(a)	“FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$4,369	(105)	4,264
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	—	(17)	(17)
Accretion and amortization of securities discounts and premiums, net	316	1	317
Provision for loan losses	485	101	586
Securitization gains	(367)	(10)	(377)
Gain on sale of mortgage servicing rights	(96)	—	(96)
Securities transactions	(94)	49	(45)
Depreciation and other amortization	1,116	368	1,484
Deferred income taxes	551	91	642
Trading account assets, net	1,655	(2,515)	(860)
Mortgage loans held for resale	1,670	—	1,670
Loss on sales of premises and equipment	54	21	75
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	2,058	(9,531)	(7,473)
Trading account liabilities, net	(4,793)	1,077	(3,716)
Minority interest	300	—	300
Other liabilities, net	556	(2,650)	(2,094)

Net cash provided (used) by operating activities	7,362	(13,120)	(5,758)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	18,834	4,156	22,990
Maturities of securities	31,941	(2,079)	29,862
Purchases of securities	(74,190)	(651)	(74,841)
Origination of loans, net	(8,498)	5,757	(2,741)
Sales of premises and equipment	649	163	812
Purchases of premises and equipment	(932)	(217)	(1,149)
Goodwill and other intangible assets	(280)	118	(162)
Purchase of bank-owned separate account life insurance	(251)	—	(251)
Cash equivalents acquired, net of purchases of banking organizations	—	8,177	8,177

Net cash provided (used) by investing activities	(32,727)	15,424	(17,303)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	27,972	1,735	29,707
Securities sold under repurchase agreements and other short-term borrowings, net	2,017	11,471	13,488
Issuances of long-term debt	500	1,874	2,374
Payments of long-term debt	(400)	(4,906)	(5,306)
Issuances of common stock	—	301	301
Purchases of common stock	—	(2,257)	(2,257)
Cash dividends paid	(4,074)	2,404	(1,670)

Net cash provided by financing activities	26,015	10,622	36,637

Increase in cash and cash equivalents	650	12,926	13,576
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of year	$17,928	20,584	38,512

CASH PAID FOR
Interest	$3,764	477	4,241
Income taxes	881	174	1,055
NONCASH ITEMS
Transfer to other assets from loans, net	$(248)	—	(248)

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2002
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$3,489	90	3,579
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	60	(1)	59
Provision for loan losses	1,451	28	1,479
Securitization gains	(206)	(204)	(410)
Gain on sale of mortgage servicing rights	(5)	(60)	(65)
Securities transactions	(265)	96	(169)
Depreciation, and other amortization	1,258	353	1,611
Deferred income taxes	1,083	(165)	918
Trading account assets, net	(6,686)	(1,083)	(7,769)
Mortgage loans held for resale	(299)	—	(299)
(Gain) loss on sales of premises and equipment	17	(5)	12
Contribution to qualified pension plan	(703)	—	(703)
Other assets, net	(2,665)	4,434	1,769
Trading account liabilities, net	3,673	1,873	5,546
Minority interest	450	(6)	444
Other liabilities, net	921	(6,419)	(5,498)

Net cash provided (used) by operating activities	1,573	(1,069)	504

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	29,014	1,165	30,179
Maturities of securities	15,862	1,695	17,557
Purchases of securities	(52,763)	(3,773)	(56,536)
Origination of loans, net	(5,007)	1,819	(3,188)
Sales of premises and equipment	358	392	750
Purchases of premises and equipment	(723)	3	(720)
Goodwill and other intangible assets	(347)	193	(154)
Purchase of bank-owned separate account life insurance	(804)	—	(804)
Cash equivalents acquired, net of purchases of banking organizations	—	(81)	(81)

Net cash provided (used) by investing activities	(14,410)	1,413	(12,997)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	3,796	269	4,065
Securities sold under repurchase agreements and other short-term borrowings, net	4,755	(2,047)	2,708
Issuances of long-term debt	5,518	—	5,518
Payments of long-term debt	(6,644)	(945)	(7,589)
Issuances of common stock	—	75	75
Purchases of common stock	—	(674)	(674)
Excess capital returned to Parent Company	(3,000)	3,000	—
Cash dividends paid	(1,379)	(6)	(1,385)

Net cash provided (used) by financing activities	3,046	(328)	2,718

Increase (decrease) in cash and cash equivalents	(9,791)	16	(9,775)
Cash and cash equivalents, beginning of year	27,069	7,642	34,711

Cash and cash equivalents, end of year	$17,278	7,658	24,936

CASH PAID FOR
Interest	$5,482	585	6,067
Income taxes	414	154	568
NONCASH ITEMS
Transfer to securities from loans	6,413	(2,246)	4,167
Transfer to securities from other assets	—	2,246	2,246
Transfer to other assets from loans, net	—	(1,553)	(1,553)
Issuance of common stock for purchase accounting merger	$—	51	51

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

	Year Ended December 31, 2001
(In millions)	FUNB(a)	WBNA(a)	Combined	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$1,635	647	2,282	(663)	1,619
Adjustments to reconcile net income to net cash provided (used) by operating activities
Cumulative effect of a change in accounting principle	3	—	3	(3)	—
Accretion and amortization of securities discounts and premiums, net	177	—	177	1	178
Provision for loan losses	1,767	638	2,405	(458)	1,947
Securitization gains	(20)	—	(20)	(262)	(282)
Gain on sale of mortgage servicing rights	—	—	—	(86)	(86)
Securities transactions	(38)	(87)	(125)	192	67
Depreciation, goodwill and other amortization	1,363	575	1,938	(549)	1,389
Deferred income taxes	58	—	58	(22)	36
Trading account assets, net	(2,694)	(347)	(3,041)	219	(2,822)
Mortgage loans held for resale	(1,311)	—	(1,311)	—	(1,311)
Gain (loss) on sales of premises and equipment	11	(3)	8	(3)	5
Contribution to qualified pension plan	(205)	—	(205)	—	(205)
Other assets, net	(1,178)	(23)	(1,201)	2,843	1,642
Trading account liabilities, net	5,640	308	5,948	(1,986)	3,962
Minority interest	—	—	—	8	8
Other liabilities, net	697	500	1,197	(57)	1,140

Net cash provided (used) by operating activities	5,905	2,208	8,113	(826)	7,287

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	11,818	1,045	12,863	643	13,506
Maturities of securities	8,746	—	8,746	80	8,826
Purchases of securities	(15,990)	—	(15,990)	(2,639)	(18,629)
Origination of loans, net	1,599	4,873	6,472	(2,349)	4,123
Sales of premises and equipment	155	—	155	—	155
Purchases of premises and equipment	(1,068)	(408)	(1,476)	953	(523)
Goodwill and other intangible assets, net	(38)	(1,929)	(1,967)	1,852	(115)
Purchase of bank-owned separate account life insurance	(284)	—	(284)	—	(284)
Cash equivalents acquired, net of purchase acquisitions	—	—	—	3,591	3,591

Net cash provided by investing activities	4,938	3,581	8,519	2,131	10,650

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	783	120	903	736	1,639
Securities sold under repurchase agreements and other short-term borrowings, net	(8,137)	(5,332)	(13,469)	10,300	(3,169)
Issuances of long-term debt	7,435	—	7,435	1,903	9,338
Payments of long-term debt	(6,457)	(320)	(6,777)	(6,299)	(13,076)
Issuances of preferred shares	—	—	—	23	23
Issuances of common stock	—	—	—	(44)	(44)
Purchases of common stock	—	—	—	(1,284)	(1,284)
Cash dividends paid	(1,250)	—	(1,250)	212	(1,038)

Net cash provided (used) by financing activities	(7,626)	(5,532)	(13,158)	5,547	(7,611)

Increase in cash and cash equivalents	3,217	257	3,474	6,852	10,326
Cash and cash equivalents, beginning of year	19,269	4,326	23,595	790	24,385

Cash and cash equivalents, end of year	$22,486	4,583	27,069	7,642	34,711

CASH PAID FOR
Interest	$7,609	1,778	9,387	(635)	8,752
Income taxes	672	—	672	—	672
NONCASH ITEMS
Transfer to securities from loans	3,025	—	3,025	—	3,025
Transfer to securities from other assets	908	—	908	—	908
Transfer to other assets from trading account assets	201	—	201	—	201
Transfer to other assets from loans, net	1,643	—	1,643	—	1,643
Issuance of common stock for purchase accounting merger	$—	—	—	12,998	12,998

(a)	“FUNB” refers to First Union National Bank, “WBNA” refers to the former Wachovia Bank, National Association.

See accompanying Independent Auditors’ Report on Supplementary Consolidating Financial Information.